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                                                                     Exhibit 5.1



                                                  HUNTON & WILLIAMS LLP
                                                  RIVERFRONT PLAZA, EAST TOWER
                                                  951 EAST BYRD STREET
                                                  RICHMOND, VIRGINIA 23219-4074

                                                  TEL  804 - 788 - 8200
                                                  FAX  804 - 788 - 8218




April 1, 2005


Board of Trustees
Windrose Medical Properties Trust
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268


                       REGISTRATION STATEMENT ON FORM S-8
     RELATING TO WINDROSE MEDICAL PROPERTIES TRUST 2002 STOCK INCENTIVE PLAN

Ladies and Gentlemen:

We have acted as special counsel for Windrose Medical Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 800,000 common shares of beneficial interest of the Company, $0.01 par value per share (the "Plan Shares"), issuable pursuant to the Windrose Medical Properties Trust 2002 Stock Incentive Plan (the "Plan"). This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In rendering this opinion, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we have deemed necessary.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of all signatures and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

The opinions set forth in this letter are based upon and are limited solely to the laws of the State of Maryland, and we express no opinion herein concerning the laws of any other jurisdiction. We express no opinion as to the applicability or effect of any federal or state

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Board of Trustees
Windrose Medical Properties Trust
April 1, 2005
Page 2


securities laws, including the laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

            1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland; and

            2. The issuance of the Plan Shares has been duly authorized by the Company and, when and to the extent issued and delivered pursuant to the Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein.


                                                     Very truly yours,

                                                    /s/ Hunton & Williams LLP